UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 21, 2008 (March 17, 2008)
Date of Report (Date of earliest event reported)
________________

PERFECTENERGY INTERNATIONAL LIMITED
(Exact name of registrant as specified in its charter)

Nevada	000-51704	98-0548438
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

No. 479 You Dong Road Xinzhuang Town, Shanghai 201100 People’s Republic of China
(Address of principal executive offices)

(8621) 5488-8436
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 17, 2008, Perfectenergy International Limited (the “Company”) filed a Certificate of Change to its Articles of Incorporation to effect a 4-to-1 reverse stock split (“Reverse Split”) and a proportional decrease of its authorized number of shares of common stock (“Certificate”) with the Secretary of State of Nevada. A copy of the Certificate is included as Exhibit 3.1 to this Current Report on Form 8-K.

Pursuant to the Certificate, each four (4) shares of common stock, par value $0.001 per share (“Old Common Stock”), of the Company issued and outstanding immediately prior to March 17, 2008 was automatically reclassified as and converted into one (1) share of common stock, par value $0.001 per share (“New Common Stock”), of the Company. Further, the total number of authorized shares of common stock of the Company was decreased from 377,000,000 to 94,250,000 shares.

Effective on the commencement of trading on the OTC Bulletin Board on March 24, 2008, the Company’s common stock will trade under a new ticker symbol, “PFGY,” to reflect the Reverse Split. The common stock will not trade under its prior ticker symbol, “PFEN.”

Item 9.01     Financial Statements and Exhibits.

Exhibit	Description

3.1	Certificate of Change as filed with the Secretary of State of Nevada, effective March 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perfectenergy International Limited
(Registrant)

Date: March 21, 2008	/s/ Wennan Li
Name: Wennan Li
Title: Chief Executive Officer